Exhibit 23.1

CONSENT OF PIERCY BOWLER TAYLOR & KERN CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Full House Resorts, Inc.
Las Vegas, Nevada

We consent to the incorporation by reference in Registration Statement Nos. 333-203046, 333-204312 and 333-219294 on Form S-8 and 333-220399 and 333-222390 on Form S-3, of our report dated March 14, 2019, included in this Annual Report on Form 10-K, on the consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the years ended December 31, 2018 and 2017.

/s/ Piercy Bowler Taylor & Kern

Piercy Bowler Taylor & Kern
Certified Public Accountants
Las Vegas, Nevada

March 14, 2019